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                                                                      EXHIBIT 99
                                   HOME BANK
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Home Bank. ("Home Bank") hereby appoints Ralph Mason and Michael Turner, and either of them, as lawful attorneys and proxies of the undersigned, with several power of substitution, to vote all shares of the common stock of Home Bank which the undersigned is entitled to vote at the Special Meeting of the Stockholders of Home Bank to be held on February [ ], 1997 at [time] [ ].m., or at any adjournment thereof as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

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1.         To approve the Agreement and Plan of Affiliation and Merger, dated October 21, 1996, including the Agreement of Merger provided for therein and the Agreement of Merger attached as an exhibit thereto (the "Agreement")
           by and among Home Bank, Mercantile Bankshares Corporation, a Maryland corporation ("Mercshares"), a bank holding company registered under the Bank Holding Company Act of 1956, and Peninsula Bank, a Maryland
           commercial bank and a wholly owned subsidiary of Mercshares ("Peninsula"), pursuant to which (i) Home Bank shall merge with and into Peninsula and (ii) each share of common stock of Home Bank, par value $10.00 per share ("Home Bank Common Stock") (other than shares held by holders of Home Bank Common Stock who perfect their dissenters' rights) automatically shall become and be converted into 2.6 shares of the common stock of
           Mercshares, par value $2.00 per share.
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            / /  FOR            / /  AGAINST            / /  ABSTAIN

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2.         In their discretion, to vote upon such other business as may properly come before the meeting.
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                                  (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
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    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THIS
PROXY. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS
PROXY WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND IN THE BEST DISCRETION
OF THE PROXY HOLDERS AS TO OTHER MATTERS.
                                              Dated: _____________________, 1997
                                              __________________________________
                                                      Signature of Owner
                                              __________________________________
                                                Additional Signature of Joint
                                                            Owner

                                              Please sign exactly as your name
                                              appears hereon. If stock is
                                              jointly held, each joint owner
                                              should sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian please give
                                              full title as such.